NOTICE OF GUARANTEED DELIVERY
                                       FOR
                               TENDER OF SHARES OF
                                  COMMON STOCK
                        (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                         DYNAMICS CORPORATION OF AMERICA

                                       TO

                              SB ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                 WHX CORPORATION
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.10 per share of Dynamics Corporation of America (the "Shares"), are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK


       By Mail:              By Overnight Courier:               By Hand:
  Wall Street Station         77 Water Street, 4th            Receive Window
     P.O. Box 1023                   Floor                 77 Water Street, 5th
New York, NY 10268-1023        New York, NY 10005                 Floor
                                                           New York, NY 10005
                           By Facsimile Transmission:
                           (for Eligible Institutions
                                      Only)
                             (212) 701-7636 or 7637

                         For Information Telephone (call
                                    collect):
                                 (212) 701-7624


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

         The undersigned hereby tenders to SB Acquisition Corp., a New York corporation and a wholly owned subsidiary of WHX Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 31, 1997, as amended and supplemented from time to time (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Shares" of the Offer to Purchase.

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

-------------------------------------------------   --------------------------------
Number of Shares:                                   Name(s) of Record Holder(s):

Share Certificate Numbers (if available):           -----------------------------
                                                        PLEASE TYPE OR PRINT
---------------------------------------------
                                                    Address(es)------------------
/ / Check here if Shares will be delivered by
    book-entry transfer.                                                Zip Code

    Check box of applicable book-entry transfer     Area Code and Telephone Number:
    facility:
                                                    ------------------------------
                                                    ------------------------------
    / /  DTC           / / PDTC                           SIGNATURE(S)
Account Number                                      Dated:               , 1997
              ---------------------------------           ---------------

Dated:                              , 1997
-------------------------------------------------   --------------------------------

    The undersigned, a participant in the Security Transfer Agents Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and associated Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm:
             -----------------------------   ----------------------------------
                                             AUTHORIZED SIGNATURE

Address:                                     Name:
       -----------------------------------        -----------------------------
                           Zip Code                    PLEASE TYPE OR PRINT

                                             Title:
                                                    --------------------------
Area Code and
Telephone Number:                            Dated:                    , 1997
                 -------------------------        --------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR ASSOCIATED RIGHTS WITH THIS NOTICE.
      SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                      -3-